Shire Warwick Lewis Group Limited and Subsidiaries
Unaudited Consolidated Financial Statements
May 31, 2014

Shire Warwick Lewis Group Limited and Subsidiaries
Contents
May 31, 2014

Unaudited Consolidated Financial Statements

Statement of Financial Condition ………..……………………..……………………………………	1

Statement of Operations and Accumulated Deficit ………….………………………………………	2

Statement of Cash Flows ………………….…………………………………………………………	3

Notes to Unaudited Consolidated Financial Statements …………….………………………………	4-8

Shire Warwick Lewis Group Limited and Subsidiaries
Unaudited Consolidated Statement of Financial Condition
May 31, 2014

Assets
Cash and cash equivalents	$ 493,016
Trading securities at fair value (cost of $1,453,171)	1,448,222
Prepaid and other current assets	11,238
Due from related party	8,089
Office equipment, net	4,390

Total assets	$ 1,964,955

Liabilities and Stockholders' Equity
Trading securities sold but not yet purchased (proceeds of $1,079,749)	$ 1,097,912
Accounts payable	12,417
Accrued expenses	3,181
Taxes payable	11,557
Subordinated loans	749,387

Total liabilities	1,874,454

Commitments and contingencies

Stockholders' Equity
Ordinary shares, 714 shares issued and outstanding, par value £1 ($1.68 per share)	1,200
Additional paid-in capital	166,518
Stock subscription receivable	(168)
Accumulated deficit	(77,049)

Total stockholders' equity	90,501

Total liabilities and stockholders' equity	$ 1,964,955

The accompanying notes are an integral part of these audited interim consolidated financial statements

Shire Warwick Lewis Group Limited and Subsidiaries
Unaudited Consolidated Statement of Operations and Accumulated Deficit
Five Months ended May 31, 2014

Trading Income:
Realized gains	$ 70,259
Unrealized losses	(23,111)

Net realized gains/unrealized losses	47,148

Operating expenses:
Professional fees	31,113
Salaries	28,601
Occupancy	25,042
Office	12,458
Interest expense	8,674
Directors fees	8,378
Travel and entertainment	7,689
Insurance	1,244
Foreign exchange losses	924
Depreciation	74

Operating expenses	124,197

Net loss	(77,049)

Accumulated deficit
Beginning of period	-

End of period	$ (77,049)

The accompanying notes are an integral part of these audited interim consolidated financial statements

Shire Warwick Lewis Group Limited and Subsidiaries
Unaudited Consolidated Statement of Cash Flows
Five Months ended May 31, 2014

Cash flows from operating activities
Net loss	$ (77,049)
Adjustments to reconcile net loss to cash used for
operating activities:
Depreciation	74
Unrealized losses on investment securities	23,111
Realized gains on investment securities	(70,259)
Changes in assets and liabilities:
Purchases of trading securities	(107,245,136)
Sales of trading securities	106,941,974
Prepaid and other current assets	(11,238)
Accounts payable	12,417
Accrued expenses and other current	3,181
Taxes payable	11,557
Advance to related party	(8,089)

Net cash used by operating activities	(419,457)

Cash flows from investing activities:
Purchase of office equipment	(4,464)

Cash flows from financing activities
Proceeds from issuance of ordinary shares	167,550
Proceeds from subordinated loans	749,387

Net cash provided by financing activities	916,937

Net increase in cash and cash equivalents	493,016
Beginning of period	-

End of period	$ 493,016

The accompanying notes are an integral part of these audited interim consolidated financial statements

Shire Warwick Lewis Group Limited and Subsidiaries
Notes to Unaudited Consolidated Financial Statements
Five Months ended May 31, 2014

1.	Description of the Company

In April 2014, the sole stockholder of Shire Warwick Lewis Capital Markets Limited ("SWLC Markets") exchanged all of his ordinary shares for the same ownership of Shire Warwick Lewis Group Limited ("SWLG"), at which time SWLC Markets became a wholly-owned subsidiary of SWLG.  This transaction constituted an exchange of shares necessary for legal purposes, however, lacks substance for accounting purposes since ownership interests have not changed.

The founders of the Shire Warwick Lewis Group Limited and its wholly owned subsidiaries, Shire Warwick Lewis Asset Management Limited, Shire Warwick Lewis DMA Systems Limited, Shire Warwick Lewis Finance Limited, Shire Warwick Lewis Venture Capital Limited and Shire Warwick Lewis Capital Markets Limited are seeking to establish a broad diversified financial services group of companies providing investment banking, securities trading, the market making of cash products and their derivatives, asset management, asset financing, venture capital and real estate investment. SWLG was organized under the laws of the United Kingdom in March 2014.

Effective July 2, 2014, SWLG was merged into an existing company, Shire Warwick Lewis Holdings, Inc. (“SWLH”), that had no activity.  SWLH is a Delaware corporation whose previous name was DE Acquisition 4, Inc.  SWLH has authorized 500,000,000 shares of common stock and 20,000,000 shares of preferred stock with par values of $0.0001 per share for both classes of stock.  Simultaneous with the merger, the existing stockholders of SWLG exchanged all of their shares (714 ordinary shares) for 2,000,000 shares of SWLH common stock.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim consolidated financial statements of SWLG (the “Company”) have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  In management’s opinion all adjustments necessary for a fair presentation of the results for the interim period has been reflected in the unaudited interim consolidated financial statements.  The results of operations for any interim period are not necessarily indicative of the results for a full year.  All adjustments to the financial statements are of a normal recurring nature.

All material intercompany amounts and transactions have been eliminated in consolidation.

Shire Warwick Lewis Group Limited and Subsidiaries
Notes to Unaudited Consolidated Financial Statements
Five Months ended May 31, 2014
2.	Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of the unaudited interim consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the unaudited interim consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
Cash and cash equivalents include all highly liquid instruments purchased with original maturities of 90 days or less.

Office Equipment

Office equipment is stated at cost less accumulated depreciation and depreciated using the straight line method over the estimates useful life of the asset of 5 years. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized.

Trading Securities, Trading Securities Sold but not yet Purchased and Related Trading Income

The Company's investments are comprised of trading securities at fair value, which include equity securities and trading securities sold but not yet purchased consisting of bonds from financial institutions that are publicly traded.  These securities are both valued on a closing date basis.   Any realized gains or losses or unrealized gains or losses are reflected in the consolidated statement of operations.  The Company measures fair value using a hierarchy that prioritizes into three levels the components of valuation techniques that are used to measure fair value.  The fair value hierarchy gives the highest priority to the quoted market prices in active markets for identical assets or liabilities (Level 1)  lower priority to inputs other than quoted prices that are observable for assets or liabilities, either directly or indirectly (Level 2); and the lowest priority to unobservable inputs (Level 3).  The Company has measured the trading securities as Level 1 inputs, and trading securities sold but not yet purchased as level 2 inputs.

Income Taxes

The Company and its wholly owned subsidiaries are liable for taxes under local laws where they operate (United Kingdom) and accordingly, a provision for taxes has been made in the accompanying unaudited interim consolidated financial statements. These amounts are immaterial to the consolidated financial statements.  The Company and its wholly owned subsidiaries are subject to local tax examinations by the tax authorities for the year ended December 31, 2013.

Shire Warwick Lewis Group Limited and Subsidiaries
Notes to Unaudited Consolidated Financial Statements
Five Months ended May 31, 2014

2.	Summary of Significant Accounting Policies (continued)

Foreign Currency Translation

The unaudited interim consolidated financial statements are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities, and weighed average exchange rates for each period for revenues and expenses, and are all recorded in the unaudited interim consolidated statement of operations.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued an update to ASC 606, “Revenue from Contracts with Customers” that will supersede virtually all existing revenue guidance.  Under this update, an entity is required to recognize revenue upon transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. The guidance also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash terms arising from customer contracts including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The update is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The Company has not determined the potential effects on the unaudited interim consolidated financial statements.

3.	Office Equipment

	Office equipment	$ 4,464
	Accumulated depreciation	(74)

	Office equipment, net	$ 4,390

Depreciation expense was $74 for the five months ended May 31, 2014.

4.	Stockholder's Equity

During the five months ended May 31, 2014, the Company issued an additional 614 ordinary shares and received proceeds of $167,550, of which, $1,035 was allocated to the value of the shares with the balance reflected in additional paid-in capital.

Shire Warwick Lewis Group Limited and Subsidiaries
Notes to Unaudited Consolidated Financial Statements
Five Months ended May 31, 2014

5.	Subordinated Loans

	As of May 31, 2014, subordinated loans consists of the following:

	Subordinated loan (a)	$500,000
	Subordinated loans (b)	249,387

		$749,387

(a)

On March 26, 2014, the Company issued a subordinated loan in the amount of $500,000 to an individual.  The loan bears interest at 7% per annum and is payable monthly.  The loan matures on March 26, 2017, unless the Company's net assets, as defined, fall below a certain threshold at which time the loan is due on demand.  As of July 24, 2014, the Company is in compliance with this loan requirement.

(b)

On May 15, 2014, the Company issued two subordinated loans aggregating £150,000 (approximately $249,000) to an individual.  The loans bear interest at 7% per annum, with any accrued interest and principal outstanding due at maturity.  The loans mature on May 15, 2016 unless the Company's net assets, as defined, are less than 90% of all of the outstanding subordinated loan amounts at which time the loans become  due on demand.  As of July 24, 2014, the Company is in compliance with this loan requirement.

One subordinated loan for £75,000 (approximately $124,500) is convertible into common stock at the IPO issue price upon listing on NASDAQ.  The balance of the subordinated loans are convertible into approximately 15,113 shares of SWLH common stock.

	Interest expense approximated $8,700 for the five months ended May 31, 2014.

	Approximate future annual maturities of subordinated loans as of May 31, 2014 are as follows:

	Twelve Months Ended May 31,	Amount
	2015	$ -
	2016	249,400
	2017	500,000

		$749,400

Shire Warwick Lewis Group Limited and Subsidiaries
Notes to Unaudited Consolidated Financial Statements
Five Months ended May 31, 2014

6.	Commitments and Contingencies

	Operating Leases
	The Company is obligated on certain operating leases for office equipment and office space. The approximate future minimum lease commitments are as follows:

	Twelve Months Ended May 31:	Amount
	2015	$ 8,600
	2016	7,200
	2017	5,800
	2018	1,800
	2019	1,800

		$ 25,200

	Rent expense for the five months ended May 31, 2014 approximated $25,000.

	Employment Contracts

In February 2014, the Company entered into employment contracts with two of its officers who are also directors of the Company.   The contracts provide for a total compensation of £15,000 (approximately $25,000) to one of its officers after completion of the first three months of employment.  Subsequent compensation to both of the officers shall be based on a prescribed formula based on net trading surplus for each of the officers.  The contracts contain certain restrictive covenants, including but not limited to a covenant not to compete for a 12-month period from the date employment ends.  The Company recorded approximately $28,600 of compensation under the agreement during the five months ended May 31, 2014.

In June 2014, the Company entered into revised employment contracts with the officers, whereby the officers are entitled to an advance payment of £5,000 (approximately $8,400) each for three months as a prepayment towards the compensation based on the prescribed formula as described above.

	Related Party Transactions
	Due from related party on the balance sheet consists of amounts due from an officer for UK payroll taxes owed in connection with compensation paid to an officer.

7.	Subsequent Events

	On June 4, 2014, SWLH issued 10,000 shares of common stock for $25,000.